UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ClubCorp Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 16, 2014

Dear Fellow Stockholder:

        We cordially invite you to the 2014 Annual Meeting of Stockholders of ClubCorp Holdings, Inc. The meeting is at 9:00 a.m., Pacific Time, on Wednesday, June 25, 2014 at the City Club Los Angeles located at 555 S. Flower Street, 51st Floor, Los Angeles, California 90071.

        At the meeting, we will elect three members to our Board of Directors and vote on the other matters set forth in the enclosed notice of the meeting and proxy statement. Upon the completion of the business matters to be conducted at the annual meeting, we will report on our business.

        YOUR VOTE IS IMPORTANT.    We urge you to read this proxy statement carefully. Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning your proxy card or you may vote in person at the annual meeting.

        We extend our thanks for your continued investment in ClubCorp Holdings, Inc. and look forward to seeing you at the annual meeting.

John A. Beckert Chairman of the Board of Directors	Eric L. Affeldt President and Chief Executive Officer

HOW TO VOTE

        There are four ways you may vote, as explained in the detailed instructions on your proxy card.

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  Internet.  If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 12-digit number included on your Notice Regarding the Availability of Proxy Materials (the "Notice") or your proxy card in order to vote by Internet.

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  Telephone.  If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 12-digit number included on your Notice or your proxy card in order to vote by telephone.

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  Proxy Card.  You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

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  In Person at the Annual Meeting.  Vote in person by attending the annual meeting.

        If you vote on the Internet or by telephone, you do not need to return a proxy card. Please see your proxy card for more detailed information on how to vote your shares.

ANNUAL MEETING ADMISSION

        Proof of ownership of ClubCorp Holdings, Inc. stock must be presented in order to be admitted to the annual meeting. You may also be asked to present valid picture identification.

        If you are a stockholder of record, please bring the Notice Regarding the Availability of Proxy Materials that was mailed to you or, if you received your proxy materials by mail or email, please bring a copy of your proxy card.

        If your shares are held in the name of a bank, broker or other holder of record, please bring any of the following with you to the annual meeting: (1) the notice or voting instruction form you received from your bank, brokerage firm or other nominee; (2) a brokerage statement; or, (3) other proof evidencing your ownership on May 5, 2014. Alternatively, you may make arrangements in advance by contacting our Investor Relations Department at (972) 888-7495 or by email at ir@clubcorp.com.

CLUBCORP HOLDINGS, INC.
3030 LBJ Freeway, Suite 600
Dallas, Texas 75234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m. (Pacific Time) on Wednesday, June 25, 2014
Place	City Club Los Angeles 555 S. Flower Street, 51st Floor Los Angeles, California 90071
Purpose	1.	To elect three Class I directors to serve for a term of three years.
	2.	To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.
	3.	To determine, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.
	4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.
	5.	To conduct other business properly raised before the meeting and any adjournment or postponement of the meeting.

Record Date	You may vote if you were a stockholder of record on May 5, 2014
Proxy Voting	Your vote is important. You may vote in one of four ways:
• via the Internet using instructions on your Notice or your proxy card;
• by calling the toll-free number on your Notice or your proxy card;
• by signing, dating and returning your proxy card; or
• in person by attending the annual meeting.

On behalf of the Board of Directors,

Ingrid J. Keiser General Counsel, Secretary and Executive Vice President of People Strategy

Dallas, Texas
May 16, 2014

This Notice of Annual Meeting of Stockholders and Proxy Statement are first being distributed on or about May 16, 2014.

CLUBCORP HOLDINGS, INC.

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, June 25, 2014

 PROXY STATEMENT

        The Board of Directors of ClubCorp Holdings, Inc. (the "Company") is soliciting proxies for the 2014 Annual Meeting of Stockholders. This proxy statement and the accompanying proxy card contain information about the proposals that will be voted on at the annual meeting. We intend to begin mailing these documents to stockholders on or about May 16, 2014.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may vote and how many votes do I have?

        Common stockholders of record at the close of business on May 5, 2014 may vote. As of that date there were outstanding and entitled to vote 64,417,980 shares of our common stock. For each matter presented for a vote, you have one vote for each share you own as of May 5, 2014, including shares:

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  held directly in your name as "stockholder of record" (also referred to as "registered stockholder");

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  held for you in an account with a broker, bank or other nominee (shares held in "street name")—street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or nominee how to vote their shares; and

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  held for you by us as restricted shares under any of our equity incentive plans.

How do proxies work?

        The Board of Directors is asking for your proxy. Giving your proxy means you authorize the persons named as proxies to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees (Proposal 1), and you may vote for or against, or abstain from voting with regard to Proposal 2 and Proposal 4 set forth below. You may vote for Choice 1, Choice 2, or Choice 3, or abstain from voting with regard to Proposal 3. If you sign and return the proxy card but do not specify how to vote, the persons named as proxies will vote your shares as follows:

  Proposal 1—for the election of the director nominees;

  Proposal 2—for approval of the advisory vote on named executive officer compensation;

  Proposal 3—for "Choice 1—every one year" for the advisory vote on the frequency of advisory votes on named executive officer compensation; and

  Proposal 4—for ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

How do I vote?

        If you were a stockholder of record on May 5, 2014, there are four ways you may vote, as explained in the detailed instructions on your proxy card. You may:

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  vote via the Internet by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the 12-digit number included on your Notice or your proxy card in order to vote by Internet.

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  vote by calling 1-800-690-6903 and by following the recorded instructions. You will need the 12-digit number included on your Notice or your proxy card in order to vote by telephone.

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  vote by signing, dating and returning your proxy card in the enclosed envelope; or

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  vote in person by attending the annual meeting.

        Please help us save time and postage costs by voting through the Internet or by telephone. Please follow the instructions on your proxy card for voting by mail or in person.

        If your shares are held by a broker or other nominee, you will receive instructions from the broker or other nominee that you must follow in order to vote your shares.

        Whether you plan to attend the meeting or not, we encourage you to vote as soon as possible.

        Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Daylight Time) on June 24, 2014 for the voting of shares held by stockholders of record or held in street name.

        Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 24, 2014.

Will anyone at the Company know how I vote?

        Broadridge Investor Communication Solutions, Inc., the independent proxy tabulator we use, will count the votes and act as the inspector of election for the annual meeting. Your individual vote will be kept confidential from our directors, officers and employees.

What does it mean if I receive more than one proxy card?

        You may receive more than one proxy card depending on how you hold your shares and how your shares are registered. If you hold shares through someone else, such as a bank, broker or other nominee, you may also receive proxy materials from them asking how you want to vote. If the names on your accounts are different, you will receive more than one proxy card.

        If you receive more than one proxy card, we encourage you to complete and return all proxy cards delivered to you to vote all shares registered to you.

Can I change my vote?

        You can revoke a proxy before the time for voting at the annual meeting in several ways:

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  by voting again via the Internet or by telephone;

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  by mailing a new proxy card with a more recent date than the prior proxy; or

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  by notifying our Secretary in writing that you are revoking your proxy.

        You may also revoke your proxy by voting in person at the annual meeting.

How do I attend the annual meeting? What do I need to bring?

        You need to bring a valid picture identification (such as a driver's license or passport).

        You also need to bring documentation showing that you owned shares in the Company at the close of business on May 5, 2014.

        If you are a stockholder of record, please bring either:

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  the Notice Regarding the Availability of Proxy Materials that was mailed to you, or

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  a copy of your proxy card, if you received your proxy materials by mail or email.

  If you own your shares through your bank, brokerage firm or other nominee, please bring either:

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  the notice or voting instruction form you received from your bank, brokerage firm or other nominee, or

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  a brokerage statement reflecting your ownership of shares in the Company at the close of business on May 5, 2014.

        Alternatively, you may make arrangements in advance by contacting our Investor Relations Department at (972) 888-7495 or by email at ir@clubcorp.com.

        Please note that upon admission to the meeting, you will not be able to vote your shares at the meeting without a legal proxy from your bank, brokerage firm or other nominee.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

What constitutes a "quorum" for the meeting?

        A quorum is necessary to conduct business at the annual meeting. A quorum requires the presence, in person or by proxy (regardless of whether the proxy has authority to vote on all matters), of the holders of a majority of the outstanding voting power of the Company's common stock. Broker "non-votes" and abstentions will be counted for purposes of determining whether a quorum is present at the meeting.

What is a broker "non-vote"?

        If a broker holds your shares in street name and you fail to provide voting instructions to your broker, the broker has the discretion to vote your shares on routine matters, such as ratification of our independent registered public accounting firm, but not on non-routine matters, such as the election of the director nominees or certain stockholder proposals. Broker "non-votes" on non-routine matters occur when you fail to provide voting instructions to your broker for shares you hold through your broker. As explained below (see, "How many votes are needed?"), broker "non-votes" do not count as votes cast. As a consequence, it is important that you provide voting instructions to your broker for shares you hold through your broker.

How many votes are needed?

        If a quorum is present, directors will be elected by a plurality of the votes cast. Any other proposal being considered will be approved only if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal. Abstentions and broker non-votes will not be counted as votes cast on an item and therefore will not affect the outcome of these proposals.

        If you hold your shares through a broker and you do not instruct the broker on how to vote, your broker may exercise its discretionary authority to vote your shares regarding Item 4, but cannot exercise its discretionary authority to vote your shares regarding any other item.

        The outcomes of Item 2 (non-binding advisory vote to approve the compensation paid to our named executive officers) and Item 3 (non-binding advisory vote to determine the frequency with which stockholders will be asked to approve, in a non-binding advisory vote, such compensation) will not be binding on the Board of Directors. Therefore, there is no "required vote" on these resolutions. The Board of Directors will consider the outcomes of these advisory votes in determining how to proceed following the annual meeting.

        As of May 7, 2014, affiliates of KSL Capital Partners, LLC (collectively, "KSL" or our "Sponsor") beneficially owned and had the right to vote 40,818,922 of the outstanding shares of our common stock (representing 63.4% of the voting power) and have advised us that they intend to vote all such shares in favor of the director nominees listed herein, for the approval of the compensation paid to our named executive officers, for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2014 and they intend to vote for "Choice 1—every one year" with respect to the frequency of non-binding stockholder advisory votes on executive compensation. As a result, we are assured a quorum at the annual meeting, the election of the director nominees listed herein, the ratification of Deloitte & Touche LLP, the approval of executive compensation and the determination of one year with respect to the frequency of non-binding stockholder advisory votes on executive compensation.

Who pays for the solicitation of proxies?

        We pay the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders. In addition to the use of the mail, proxies may be solicited personally or by telephone or electronic media by our employees, who will not receive any additional compensation for this.

What is "householding"?

        Householding is a procedure that permits us, with your prior permission, to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside. Each stockholder will continue to receive a separate proxy card for voting and attendance purposes. Householding reduces the volume of duplicate information you receive, as well as our expenses.

        Please contact our Investor Relations Department at (972) 888-7495 or by email at ir@clubcorp.com for more information on this important stockholder program.

How does the Board recommend that I vote?

        Our Board recommends that you vote your shares:

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  for the election of the director nominees;

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  for approval of the advisory vote on named executive officer compensation;

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  for "Choice 1—every one year" for the advisory vote on the frequency of advisory votes on named executive officer compensation; and

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  for ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

Could other matters be decided at the Annual Meeting?

        At the date this Proxy Statement went to print, we did not know of any matters to be raised at the annual meeting other than those referred to in this Proxy Statement.

        If other matters are properly presented at the annual meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

 ITEM 1 ON THE PROXY CARD

ELECTION OF DIRECTORS

Directors and Nominees for Election as Directors

        Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors consists of 10 directors. Subject to certain provisions in our amended and restated articles of incorporation, our amended and restated bylaws establish a range for the authorized number of directors comprising our Board of Directors of not less than three but not more than fifteen, with the actual number to be fixed from time to time by resolution of our Board of Directors.

        In accordance with our amended and restated articles of incorporation and our amended and restated bylaws, our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors are divided among the three classes as follows:

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  Our class I directors are Martin J. Newburger, Steven S. Siegel and Bryan J. Traficanti and their term will expire at the annual meeting of stockholders to be held in 2014.

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  Our class II directors are Janet E. Grove, Eric C. Resnick and Michael S. Shannon and their term will expire at the annual meeting of stockholders to be held in 2015.

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  Our class III directors are Eric L. Affeldt, John A. Beckert, Douglas H. Brooks and William E. Sullivan and their term will expire at the annual meeting of stockholders to be held in 2016.

        The terms of the directors in Class I expire with this meeting.

        Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board of Directors may have the effect of delaying or preventing a change of our management or a change in control. In addition, our amended and restated articles of incorporation include provisions giving KSL's affiliates the right, determined in proportion to their collective beneficial ownership of our common stock, to nominate at least a certain percentage of the members of our Board of Directors as set forth below:

% of Common Stock Beneficially Owned by KSL's Affiliates	% of Total Directors KSL is Entitled to Nominate
50% or more	At least a majority
More than 40% but less than 50%	At least 40%
More than 30% but less than 40%	At least 30%
More than 20% but less than 30%	At least 20%
More than 5% but less than 20%	At least 10%

        The Board of Directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has unanimously nominated Martin J. Newburger, Steven S. Siegel and Bryan J. Traficanti for election as Class I directors. Each nominee has consented to being named as a nominee and to serve if elected. While it is not expected that any of the nominees will be unable or unwilling to serve, if for any reason one or more are unable or unwilling to do so, the proxies will be voted for substitute nominees selected by our Board of Directors or the Board of Directors may reduce the number of directors.

Director Nominees

        Set forth below are the names, ages and backgrounds of the three director nominees and the other directors continuing in office, as well as the specific experiences, qualifications, attributes and skills that led our Board of Directors to conclude that these individuals should serve or continue serving as directors of the Company at this time.

Class I—Term Expiring in 2014

        Martin J. Newburger, age 41, has served as a director since 2006. He became a partner of KSL in December 2012, having previously served as a principal since July 2006. Prior to joining KSL, Mr. Newburger was a director at Citigroup Inc., focusing on lodging and leisure investment banking clients, from 2005 to 2006. He was a director at Deutsche Bank AG, with a similar client focus, from 1998 to 2005. He holds a B.A. from the University of Pennsylvania. As a member of the Board of Directors, Mr. Newburger contributes his financial expertise gained from advising clients on various capital markets transactions and on mergers and acquisitions as an investment banker.

        Steven S. Siegel, age 51, has served as a director since 2006. He has served as a partner at KSL since 2005. Prior to that, he was a partner of Brownstein Hyatt & Farber, P.C. from 1995 to 2005, where he served as chair of the Corporate and Securities Department and as a member of the executive committee. From 1990 through 1995, he was with Kirkland & Ellis LLP, becoming a partner in 1993. He previously served as an associate with Cravath, Swaine & Moore from 1987 to 1990. He holds a J.D. from the University of Chicago and a B.A. in Economics from the Wharton School of the University of Pennsylvania. As a member of the Board of Directors, Mr. Siegel contributes his legal expertise gained in his 18 years advising private equity and corporate clients on securities transactions and mergers and acquisitions. Mr. Siegel also brings his knowledge of travel and leisure companies from his years as a partner with KSL.

        Bryan J. Traficanti, age 42, has served as a director since 2012. Since 2006, he has served as a portfolio manager at KSL. Mr. Traficanti's portfolio companies have included our company since its acquisition by affiliates of KSL. Prior to that, he served as vice president of asset management at Destination Hotels & Resorts from 2004 to 2006. From 2001 to 2004, Mr. Traficanti served as a director of finance for KSL Resorts, and from 1998 to 2001, he worked in Strategic Planning and Investor Relations at Vail Resorts, Inc. Prior to that, he served in public accounting at KPMG Peat Marwick LLP from 1994 to 1998. He holds a Bachelor's Degree from the State University of New York at Albany and is a Certified Public Accountant. As a member of the Board of Directors, Mr. Traficanti contributes his financial and accounting expertise and draws on his years of experience in the resort and recreation industry.

The Board of Directors recommends that you vote FOR each of the above nominees.

Continuing Directors

Class II—Term Expiring in 2015

        Janet E. Grove, age 63, has served as a director since August 2013. Prior to joining us, Ms. Grove served as corporate vice chairman from February 2003 to June 2011 for Macys, Inc. and chairman & chief executive officer from December 1999 to February 2009 and chairman from February 1998 to December 1999 for Macy's Merchandising Group. Ms. Grove serves on the Board of Directors for Safeway, Inc. and Aeropostale, Inc., and in an advisory role to the chief executive officer and senior management for Karstadt Department Stores and has served as a consultant to our Board of Directors from December 2012 to August 2013. Ms. Grove holds a Bachelor's Degree in Marketing from California State University in Hayward. Ms. Grove's in-depth retail and management experience and her historic knowledge of our company qualify her to be a member of our Board of Directors.

        Eric C. Resnick, age 41, has served as a director since 2006. He became a managing director of KSL upon its founding in 2005. Prior to that, he co-founded and served as chief financial officer of KSL Resorts from 2004 to 2005. Mr. Resnick also previously served as chief financial officer of KSL

Recreation Corporation from 2001 to 2004. His past career experience also includes serving at Vail Resorts, Inc. from 1996 to 2001, where his roles included vice president, strategic planning and investor relations and corporate treasurer, as well as serving as a consultant with McKinsey and Company. He holds a B.A. in mathematics and economics from Cornell University. As a member of the Board of Directors, Mr. Resnick contributes his financial expertise and draws on his years of experience in the resort and recreation industry. Mr. Resnick also brings his insight into the proper functioning and role of corporate boards of directors, gained through his years of service on various boards of directors.

        Michael S. Shannon, age 55, has served as a director since 2006. He has served as a managing director of KSL since its founding in 2005. He co-founded and previously served as chief executive officer of KSL Resorts from 2004 to 2005, and founded and previously served as president and chief executive officer of KSL Recreation Corporation from 1992 to 2004. Prior to establishing KSL Recreation Corporation, he served as president and chief executive officer of Vail Associates, Inc. from 1986 to 1992. He holds a Bachelor of Business Administration from the University of Wisconsin and a Master of Management in accounting and finance from Northwestern University's Kellogg School of Management. As a member of the Board of Directors, Mr. Shannon contributes his knowledge of the resort and recreation industry, as well substantial experience developing corporate strategy and assessing emerging industry trends and business operations. Mr. Shannon also brings his insight into the proper functioning and role of corporate boards of directors, gained through his years of service on various boards of directors.

Class III—Term Expiring in 2016

        Eric L. Affeldt, age 56, has served as our Chief Executive Officer since December 2006 and as a director since 2006. Prior to joining us, he served as a principal of KSL from 2005 to 2007. Mr. Affeldt also previously served as president and chief executive officer of KSL Fairways Golf Corporation from January 1995 to June 1998, vice president and general manager of Doral Golf Resort and Spa in Miami and the combined PGA West and La Quinta Resort and Club in California from June 1998 to June 2000 and was a founding partner of KSL Recreation Corporation. In addition, Mr. Affeldt was president of General Aviation Holdings, Inc. from January 2000 to March 2005. He is currently a national vice president of the Muscular Dystrophy Association, a member of the World Presidents' Organization, and also serves on the Board of Directors and as the non-executive chairman for Cedar Fair LP. He holds a B.A. in political science and religion from Claremont McKenna College. As a member of the Board of Directors, Mr. Affeldt contributes his knowledge of the resort and recreation industry, as well as substantial experience developing corporate strategy and assessing emerging industry trends and business operations. Mr. Affeldt also brings his insight into the proper functioning and role of corporate boards of directors, gained through his years of service on various boards of directors.

        John A. Beckert, age 60, has served as a director and the Chairman of our Board of Directors since August 2013. Mr. Beckert has been an operating partner for Highlander Partners, L.P., a private equity firm, since March 2012 and served as a special advisor to Highlander Partners, L.P. from October 2010 to March 2012. Mr. Beckert is chairman of the board of the Composites Group, a company that develops and manufactures thermoset plastic compounds and custom molded components, where he has been a director since December 2010. In addition, he served on the Board of Directors of Meisel, a digital graphic arts provider, from July 2008 to December 2012. Previously, from August 2004 to December 2006, Mr. Beckert was ClubCorp, Inc.'s chief executive officer and president and its chief operating officer and president from August 2002 to August 2004. He also served as a member of the Board of Directors. Prior to that, he was a partner in Seneca Advisors L.L.P. from 2000 to 2002 and president and chief operating officer of Bristol Hotels & Resorts from 1998 to 2000. Mr. Beckert served as vice president of operations of Bristol Hotels & Resorts from 1985 to 1998. Mr. Beckert serves on the Board of Directors of A.H. Belo Corporation, and the audit, compensation and nominating and governance committees of A.H. Belo Corporation, and has served as a consultant to our Board of Directors. Mr. Beckert holds a B.S. in hotel administration from Cornell University. Mr. Beckert's prior experience with our company and his background in finance and the resort and hotel industries give him the qualifications and skills to serve as a member of our Board of Directors.

        Douglas H. Brooks, age 61, has served as a director since August 2013. Mr. Brooks served as chairman of the Board of Directors of Brinker International, Inc., or Brinker International, a casual dining restaurant company, from November 2004 to December 2013 and currently serves as a consultant to Brinker International. Mr. Brooks served as Brinker International's chief executive officer from January 2004 to January 2013 and as its president from January 1999 to January 2013. Mr. Brooks has also served in other capacities for Brinker International including as its chief operating officer and as president of Chili's Grill & Bar. In addition to his role as chairman of the Board of Directors of Brinker International, Mr. Brooks also serves on the Board of Directors of Southwest Airlines Co. and Auto Zone, Inc. He earned a B.S. in Hotel and Restaurant Management from the University of Houston in 1975. As a member of our Board of Directors, Mr. Brooks brings his knowledge of the hotel and restaurant industries, as well as substantial insight into successful compensation and incentive structures.

        William E. Sullivan, age 59, has served as a director since August 2013. Commencing on June 2, 2014, Mr. Sullivan expects to become the Chief Financial Officer and Treasurer of Purdue University. From March 2007 to May 2012, Mr. Sullivan served as chief financial officer of Prologis, Inc., or Prologis, a publicly traded REIT. Prior to joining Prologis, Mr. Sullivan was the founder and president of Greenwood Advisors, Inc., a private financial consulting and advisory firm, from 2005 to 2007. He served as chief executive officer of SiteStuff, Inc. from 2001 to 2005 and chairman of SiteStuff, Inc. from 2001 until the company was sold in June 2007. Mr. Sullivan served as chief financial officer of Jones Lang LaSalle from 1997 to 2001 and in various other capacities with Jones Lang LaSalle since 1984. Prior to joining Jones Lang LaSalle, he was a member of the Communications Lending Group of the First National Bank of Chicago and also served as a member of the tax division of Ernst & Ernst LLP, a predecessor to Ernst & Young LLP. Mr. Sullivan serves on the Board of Directors of CyrusOne Inc., a publicly traded REIT, as its lead independent director and chair of its audit committee and on the Board of Directors of Jones Lang LaSalle Income Property Trust, Inc. as chair of its audit committee. Mr. Sullivan holds a M.B.A. in Management and Finance from Northwestern University's Kellogg School of Management and a B.S.B.A. in Accounting and Marketing from Georgetown University. He also is a member of the American Institute of Certified Public Accounts. As a member of our Board of Directors, Mr. Sullivan contributes his financial literacy gained through his years of service as a chief financial officer and as the founder and president of a financial consulting and advisory firm.

Role and Responsibility of the Board of Directors

        The Board of Directors directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The board selects and oversees the members of senior management, who are charged by the board with conducting the business of the Company.

Corporate Governance Matters

Corporate Governance Guidelines and Independence

        The Board of Directors has adopted Corporate Governance Guidelines, which describe the principles and practices that the Board follows in carrying out its responsibilities. The Corporate Governance Guidelines provide a framework for our corporate governance efforts and cover topics including, but not limited to, board and committee composition, structure and policies, director qualification standards, expectations of directors, and director compensation. The Nominating and Corporate Governance Committee is responsible for reviewing the Corporate Governance Guidelines and reporting and recommending to the Board of Directors any changes to the Corporate Governance Guidelines. Our Corporate Governance Guidelines are available, free of charge, from our Secretary and on the Corporate Governance page of the Investors section on our website at www.clubcorp.com.

        For so long as the Company qualifies as a "controlled company" within the meaning of the New York Stock Exchange ("NYSE") corporate governance standards, our Corporate Governance Guidelines permit us to elect not to comply with certain corporate governance standards, including the requirement that a majority of the Board of Directors consist of independent directors. See "Controlled Company Exception" below.

Board Leadership

        As set forth in our Corporate Governance Guidelines, the Company does not have a policy on whether the role of Chairperson and Chief Executive Officer should be separate or combined and, if separate, whether the Chairperson should be selected from the independent directors or should be an employee of the Company. The Company believes that it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairperson and the Chief Executive Officer in any way that is in the best interests of the Company. These roles are currently separate. The Board of Directors believes that separate roles provide, at present, the best balance between the Chairperson's role of leading the Board of Directors in its oversight of management, and the Chief Executive Officer's role of focusing on developing and implementing the strategy approved by the Board of Directors and managing the Company's day to day business.

Role of Board of Directors in Risk Oversight

        The Board of Directors has responsibility for the oversight of the Company's enterprise risk management practices. This responsibility has not been delegated to any of the Board of Directors' standing board committees. However, the Audit Committee is responsible for discussing with management and the Company's independent registered public accounting firm the Company's guidelines and policies with respect to risk assessment and risk management, as well as the Company's major financial risk exposures and the monitoring and control of such exposures. The Audit Committee periodically reports to the Board of Directors on these matters. In addition, each the Nominating and Corporate Governance Committee and the Compensation Committee helps oversee risk in areas over which it has responsibility and periodically reports to the Board of Directors. Management is responsible for developing and implementing appropriate risk management practices on a day to day basis. The Board of Directors receives periodic detailed operating performance reviews from management.

        Our president and chief executive officer and other executive officers regularly report to the non-executive directors and the Audit, Compensation and Nominating and Corporate Governance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The director of internal audit reports functionally and administratively to our chief financial officer and directly to the Audit Committee. We believe that the leadership structure of our Board of Directors provides appropriate risk oversight of our activities given the controlling interests held by affiliates of KSL.

Controlled Company Exception

        As of December 31, 2013, affiliates of KSL beneficially owned approximately 64% of our common stock. As a result, under our amended and restated articles of incorporation, certain affiliates of KSL are entitled to nominate up to a majority of the total number of directors comprising our Board of Directors and we are a "controlled company" within the meaning of the NYSE corporate governance standards. Under the NYSE corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and may elect not to comply with certain corporate governance standards, including (1) the requirement that a majority of the Board of Directors consist of independent directors, (2) the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities, (3) the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities and (4) the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees. We utilize certain of these exemptions. As a result, we do not have a majority of independent directors on our Board of Directors, and we do not have a nominating and corporate governance committee or a compensation committee that is composed entirely of independent directors (including with respect to new independence requirements applicable to members of a compensation committee). Also, these committees may not be subject to annual performance evaluations. In the event that we cease to be a "controlled company", we will be required to comply with these provisions within the transition periods specified in the NYSE corporate governance rules.

Committees of the Board of Directors

        The standing committees of our Board of Directors consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The chairman of each committee is recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

Audit Committee

        Our Audit Committee consists of William E. Sullivan, who serves as the Chair, John A. Beckert, Douglas H. Brooks and Bryan J. Traficanti. Messrs. Sullivan, Brooks and Beckert qualify as independent directors under NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 10A-3 and requirements of the New York Stock Exchange, Mr. Traficanti will be required to cease his service on the Audit Committee no later than September 19, 2014. Our Board of Directors has determined that Mr. Sullivan qualifies as an "audit committee financial expert" as such term is defined in Item 407(d)(5) of Regulation S-K and that Mr. Sullivan is independent under the standards of the NYSE.

        The purpose of the Audit Committee is to assist our Board of Directors in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm's qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm. The Audit Committee also prepares the audit committee report required by the SEC to be included in our proxy statement.

        Our Board of Directors has adopted a written charter for the Audit Committee which is available, free of charge, from our Secretary and on the Corporate Governance page of the Investors section on our website at www.clubcorp.com.

Compensation Committee

        Our Compensation Committee consists of Douglas H. Brooks, who serves as the Chair, and Janet E. Grove, Martin J. Newburger, William E. Sullivan and Bryan J. Traficanti. The purpose of the Compensation Committee is to assist our Board of Directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.

        Our Board of Directors has adopted a written charter for the Compensation Committee which is available, free of charge, from our Secretary and on the Corporate Governance page of the Investors section on our website at www.clubcorp.com. Under its charter, the Compensation Committee may form subcommittees composed of one or more of its members for any purpose that the Committee deems appropriate and may delegate to such subcommittees such authority as the Committee deems appropriate. The Committee may also delegate to one or more officers of the Company the authority to make grants and awards of cash or options or other equity securities to Company personnel who are not "officers" of the Company within the meaning of SEC Rule 16a-1.

Compensation Committee Interlocks and Insider Participation

        During the 2013 fiscal year, the members of the Compensation Committee were Messrs. Brooks, Newburger, Traficanti and Ms. Grove, none of whom is, or has at any time during the past year been, an officer or employee of our Company and none of whom was formerly an officer of the Company. Messrs. Newburger and Traficanti are affiliates of KSL. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity whose that has one or more executive officers serving on our Board of Directors or Compensation Committee. We are parties to certain transactions with affiliates of KSL.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee consists of Janet E. Grove, who serves as the Chair, and John A. Beckert, Douglas H. Brooks, Martin J. Newburger and Steven S. Siegel. The purpose of our Nominating and Corporate Governance Committee is to assist our Board of Directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new Board of Directors members, consistent with criteria approved by the Board of Directors, subject to our amended and restated articles of incorporation and amended and restated bylaws, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board of Directors select, the director nominees for the next annual meeting of stockholders, (3) identifying Board of Directors members qualified to fill vacancies on the Board of Directors or any Board of Directors committee and recommending that the Board of Directors appoint the identified member or members to the Board of Directors or the applicable committee, subject to our amended and restated articles of incorporation and amended and restated bylaws, (4) reviewing and recommending to the Board of Directors corporate governance principles applicable to us, (5) overseeing the evaluation of the Board of Directors and management, and (6) handling such other matters that are specifically delegated to the committee by the Board of Directors from time to time.

        Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee which is available on the Corporate Governance page of the Investors section on our website at www.clubcorp.com.

        In its assessment of each candidate, the Nominating and Corporate Governance Committee considers the candidate's strength of character, the maturity of judgment, familiarity with the Company's business and industry, independence of thought and the ability to work collegially. While the Committee does not have a formal policy regarding director diversity, the Nominating and Corporate Governance Committee may consider other factors that it deems appropriate, which may include ensuring that the Board of Directors, as a whole, is appropriately diverse and consists of individuals with various and relevant experience, as well as the candidate's technical skills, industry knowledge and experience, and financial expertise.

        You may nominate a director at the annual meeting of stockholders and have your nominee's name included on the ballot distributed at the meeting by providing our Secretary written notice of your intention to do so within the time limits prescribed in our bylaws. Your notice must include certain information regarding yourself and your nominee, including, among other items, the nominee's name, address, occupation and qualifications. Please see "Additional Information" below for more information regarding your ability to nominate directors and to bring other business before stockholder meetings.

        Additionally, the Nominating and Corporate Governance Committee of our Board of Directors will consider a candidate for director suggested by a stockholder. Please see "Additional Information" below for more information regarding your ability to submit director candidates to the Nominating and Corporate Governance Committee for its consideration.

Code of Business Conduct and Ethics

        Our Board of Directors has adopted an Amended and Restated Code of Business Conduct and Ethics (the "Code of Ethics") applicable to all employees, executive officers and directors that addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities, including the requirement to report any conduct they believe to be a violation of the Code of Ethics. The Code of Ethics is available, free of charge, from our Secretary and on the Corporate Governance page of the Investors section on our website at www.clubcorp.com. If we were to further amend or waive any provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our website rather than by filing a Form 8-K.

Related Party Transactions

  Management Agreement

        We were previously a party to a Management Agreement with an affiliate of KSL, pursuant to which we were provided financial and management consulting services in exchange for an annual fee of $1 million. In addition, we reimbursed the management company for all of its reasonable out-of-pocket costs and expenses incurred in providing management services to us and certain of our affiliates. On September 25, 2013, we made a one-time payment of $5.0 million to the management company in connection with the termination of the Management Agreement. As of December 31, 2013, we have paid aggregate fees, exclusive of the termination payment, of $8.3 million pursuant to the Management Agreement since it was entered into.

        Effective October 1, 2013, we entered into a Financial Consulting Services Agreement with an affiliate of KSL, pursuant to which we are provided certain ongoing financial consulting services. No fees are payable under such agreement, however we have agreed to reimburse the affiliate of KSL for all reasonable out-of-pocket costs and expenses incurred in providing such services to us and certain of our affiliates up to $0.1 million annually.

  Registration Rights Agreement

        We have entered into a registration rights agreement with certain affiliates of KSL. This agreement provides to KSL's affiliates an unlimited number of "demand" registrations and customary "piggyback" registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify KSL's affiliates party thereto against certain liabilities which may arise under the Securities Act.

  Usage Agreements and Other Arrangements

        We have entered into usage and revenue sharing agreements whereby certain members of Western Athletic Clubs and the Hotel del Coronado, each owned and/or managed by affiliates of KSL, can pay an upgrade charge to have usage privileges at our clubs and facilities. Likewise, certain members of our clubs have reciprocal usage privileges at the clubs and facilities of Western Athletic Clubs.

        We have also entered into arrangements with affiliates of KSL, whereby (1) members of our clubs receive special pricing and discounts at hotels, resorts and ski areas owned by affiliates of KSL, (2) we remit royalty payments we receive in connection with mineral leases at certain of our golf and country clubs and (3) we provide golf-related consulting services in exchange for an annual fee of approximately $0.1 million.

  Indemnification Agreements

        We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements, together with our amended and restated articles of incorporation and amended and restated bylaws, require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

  Executive Offer Letters

        We have issued employment offer letters to our Named Executive Officers, as described below in "Compensation of Executive Officers" under "Executive Offer Letters".

  Policies and Procedures for Approval of Related Party Transactions

        Our Board of Directors has adopted a Related Person Transaction Policy to establish procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which the Company is a participant, any related person has a direct or indirect material interest and the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. The Audit Committee is responsible for reviewing, approving and ratifying any related person transaction.

  Communications with Directors

        Stockholders and other interested parties may communicate with, or otherwise make their concerns known directly to the chairperson of any of the Audit, Nominating and Corporate Governance and Compensation Committees, or to the non-management directors as a group, by addressing such communications or concerns to our Secretary at 3030 LBJ Freeway, Suite 600, Dallas, Texas 75234, Attention: Secretary. The Secretary will forward such communications to the appropriate party. Such communications may be submitted confidentially or anonymously.

  Board Meetings and Committees of the Board of Directors

        Board Meetings.    Our Board of Directors held three meetings during 2013. Each director attended a minimum of 75% of the total number of board and committee meetings held while he or she served as a director or member of a standing committee in 2013. All directors are expected to attend the 2014 Annual Meeting of Stockholders, which will be our first annual meeting of stockholders since our initial public offering in September 2013.

        Executive Sessions.    Executive sessions, or meetings of our non-employee directors without management present, are held periodically at regularly scheduled meetings of the Board of Directors. Each of these sessions is presided over by Mr. Beckert and may be scheduled by any non-management director. Our standing committees also meet periodically in executive sessions presided over by the chairman of the committee.

BOARD OF DIRECTOR AND COMMITTEE ASSIGNMENTS

	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Number of Meetings Held in 2013	2		1		0
Eric L. Affeldt
John A. Beckert	X				X
Douglas H. Brooks	X		X	*	X
Janet E. Grove			X		X	*
Martin J. Newburger			X		X
Eric C. Resnick
Michael S. Shannon
Steven S. Siegel					X
William E. Sullivan	X	*	X
Bryan J. Traficanti	X		X

*
Chairperson

  Board of Directors' Self-Evaluation

        The Board of Directors will conduct a self-evaluation of its performance annually beginning in late 2014. The evaluation will include a review of the Board of Director's composition, responsibilities, structure, processes and effectiveness. Each committee of the Board of Directors will also conduct a similar self-evaluation with respect to such committee beginning in late 2014.

 AUDIT COMMITTEE REPORT

        A majority of the members of the Audit Committee of the Board of Directors (the "Committee") have been determined to be independent under the NYSE listing standards. In addition, each member has the accounting or related financial management experience required under the NYSE listing standards. Our Board of Directors has determined that at least one member of the Committee possesses the qualifications of an audit committee financial expert as determined under Regulation S-K Item 407(d) and has designated Mr. Sullivan as that expert. The Committee operates under a written charter adopted by the Board of Directors that was last amended by the Committee and approved by the Board of Directors on December 3, 2013. A copy of the Committee's charter is available, free of charge, from our Secretary and on the Corporate Governance page of the Investors section on our website at www.clubcorp.com. As required by the charter, the Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval.

        The Committee was formed on August 29, 2013. Periodically, the Committee meets separately with management, the Company's independent registered public accounting firm and the Company's internal auditors. At the Committee's December 3, 2013 meeting, the Committee met in separate private sessions with the Company's chief audit executive and the Company's independent registered public accounting firm. An executive session with only the members of the Committee in attendance was also held at each of these meetings. The Committee's agenda is established by the Committee's chairman and the Company's chief audit executive and chief financial officer.

        Under the Committee's charter, the Committee has the responsibility to, among other tasks, review the integrity of the Company's financial reporting processes. The Committee also has the responsibility to review, at least annually, the qualifications, independence and performance of the Company's independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing the Company's consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. This opinion is based on an audit conducted by the independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board. During 2013, the Company's independent registered public accounting firm was Deloitte & Touche LLP.

        In performing its functions, the Committee acts in an oversight capacity and relies necessarily on the work and assurances provided to it by management and considers the opinion made to it by the Company's independent registered public accounting firm in its report on the Company's financial statements. Accordingly, the oversight provided by the Committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal controls related to the financial reporting process, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or that the audit of the Company's financial statements by the independent registered public accounting firm has been carried out in accordance with the standards of the Public Company Accounting Oversight Board.

        In fulfilling its responsibilities for the year ended December 31, 2013, the Committee has met with the Company's management, the Company's chief audit executive and the Company's independent registered public accounting firm to review and discuss the audited financial statements that are included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including a discussion of the reasonableness of significant accounting judgments and estimates, the overall quality and adequacy of the Company's internal controls over financial reporting, and the organizational structure and responsibilities of the Company's internal audit function.

        The Committee and members of the Company's management discussed with the independent registered public accounting firm matters required to be discussed by the auditor with the Committee and others charged with governance responsibilities under Public Company Accounting Oversight Board Auditing Standard No. 16 (Communication with Audit Committees), and other regulations. The Committee received and discussed with the independent registered public accounting firm its annual written report on the auditor's independence from the Company and its management, which is required by applicable requirements of the Public Company Accounting Oversight Board, regarding the firm's communications with the Committee concerning independence. The Committee considered whether the non-audit services provided by the independent registered public accounting firm to the Company during 2013 were compatible with the auditor's independence.

        The Committee has selected Deloitte & Touche LLP to act as the Company's independent registered public accounting firm and to examine the Company's consolidated financial statements for the 2014 fiscal year and, if required, the effectiveness of the Company's internal control over financial reporting as of December 30, 2014. The Committee's selection of Deloitte & Touche LLP took into account the Committee's review of Deloitte & Touche LLP's qualifications as the independent registered public accounting firm for the Company. In addition, the review included matters required to be considered under the Securities and Exchange Commission's rules on auditor independence, including the nature and extent of non-audit services. In the Committee's business judgment, the nature and extent of non-audit services performed by Deloitte & Touche LLP during 2013 did not impair the firm's independence.

        In reliance on the reviews and discussions detailed in this report and the report of the independent registered public accounting firm, the Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and that such report be filed with the Securities and Exchange Commission.

The Audit Committee
William E. Sullivan, Chairman John A. Beckert Douglas H. Brooks Bryan J. Traficanti

 BENEFICIAL OWNERSHIP OF VOTING SECURITIES

Principal Stockholders

        The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, as of May 7, 2014, for:

  •
  each person known by us to own beneficially more than 5% of our outstanding shares of common stock;

  •
  each of our directors and director nominees;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

        Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock. Unless otherwise specified, the address of each beneficial owner is c/o ClubCorp Holdings, Inc., 3030 LBJ Freeway, Suite 600, Dallas, Texas 75234.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	%
5% Stockholders
Affiliates of KSL(1)	40,818,922	63.4%
Directors and Executive Officers
Eric L. Affeldt(2)	736,387	*
Curtis D. McClellan(3)	124,608	*
Mark A. Burnett(3)	379,791	*
James K. Walters(3)	121,887	*
Ingrid J. Keiser(3)	127,428	*
John A. Beckert	83,970	*
Douglas H. Brooks	5,000	*
Janet E. Grove	15,163	*
Martin J. Newburger	—	—
Eric C. Resnick(1)	—	—
Michael S. Shannon(1)	—	—
Steven S. Siegel(1)	—	—
William E. Sullivan	5,000	*
Bryan J. Traficanti	—	—
All directors and executive officers as a group (15 individuals)(1)	1,698,040	2.6%

*
less than 1%

(1)
100% of such shares are owned by Fillmore CCA Investment, LLC, which is 100% owned by Fillmore CCA Holdings I, LLC. Fillmore CCA Holdings I, LLC is 5.1% owned by

  Fillmore CCA (Alternative), L.P., 9.2% owned by Fillmore CCA Supplemental TE (Alternative), L.P., 12.6% owned by Fillmore CCA TE (Alternative), L.P., 12.7% owned by Fillmore CCA TE-A (Alternative), L.P., 1.2% owned by KSL Capital Partners II FF, L.P., 6.7% owned by KSL Capital Partners Supplemental II, L.P., 5.9% owned by KSL CCA 2010 Co-Invest 2, L.P., 36.7% owned by KSL CCA 2010 Co-Invest, L.P., 3.7% owned by KSL CCA Co-Invest 2, L.P. and 6.2% owned by KSL CCA Co-Invest, L.P. (collectively, the "KSL Investors"). KSL Capital Partners II GP, LLC is the sole general partner of Fillmore CCA (Alternative), L.P., Fillmore CCA TE (Alternative), L.P., Fillmore CCA TE-A (Alternative), L.P. and KSL Capital Partners II FF, L.P. KSL Capital Partners Supplemental II GP, LLC is the sole general partner of Fillmore CCA Supplemental TE (Alternative), L.P. and KSL Capital Partners Supplemental II, L.P. KSL Capital Partners II Co-Invest GP, LLC is the sole general partner of KSL CCA 2010 Co-Invest 2, L.P., KSL CCA 2010 Co-Invest, L.P., KSL CCA Co-Invest 2, L.P. and KSL CCA Co-Invest, L.P. The investment decisions of each of KSL Capital Partners II GP, LLC, KSL Capital Partners Supplemental II GP, LLC and KSL Capital Partners II Co-Invest GP, LLC (collectively, the "KSL General Partners", and together with the KSL Investors, the "KSL Funds") regarding the shares are made by its respective special investment committee, which exercises voting and dispositive power over the shares indirectly beneficially owned by the KSL General Partners. The special investment committee of each of the KSL General Partners consists of Eric C. Resnick, Michael S. Shannon and Steven S. Siegel. A decision of each special investment committee is determined by the affirmative vote of a majority of the members of such committee. Messrs. Resnick, Shannon and Siegel disclaim beneficial ownership of these shares except to the extent of their individual pecuniary interest in these entities. The address for each KSL Fund and Messrs. Resnick, Shannon and Siegel is c/o KSL Capital Partners, LLC, 100 Fillmore Street, Suite 600, Denver, Colorado 80206.

(2)
Includes (a) 60,549 shares of unvested restricted stock, (b) 138,941 shares held by AFFFAM, Ltd., of which Mr. Affeldt is the sole general partner, and (c) 10,000 shares held by Mr. Affeldt's wife.

(3)
Figures include 26,676, 33,935, 23,955, and 23,955 shares of unvested restricted stock with respect to Mr. McClellan, Mr. Burnett, Mr. Walters and Ms. Keiser, respectively.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Policies and Objectives

        All decisions regarding the compensation program for our chief executive officer, chief financial officer and three other most highly compensated executive officers who served in such capacities at December 31, 2013 ("NEOs") for the fiscal year ended December 31, 2013 were made by our Board of Directors prior to the completion of our IPO on September 25, 2013, except that decisions made regarding the amounts of annual bonuses paid to our NEOs in respect of fiscal year 2013 were made after our initial public offering ("IPO") as described in "Annual Cash Bonuses". The period prior to the completion of our IPO is referred to below as the "pre-IPO period". The compensation program for our NEOs for the fiscal year ended December 31, 2013 is referred to below as the "2013 NEO compensation program".

        During the pre-IPO period, we did not have a compensation committee. During that period, the Board of Directors performed the functions of a typical compensation committee and determined the compensation of our NEOs, following consideration of recommendations from Mr. Affeldt and Ms. Keiser. See "Role of Our Named Executive Officers in Compensation Decisions".

        With respect to the 2013 NEO compensation program, consistent with our practice during the pre-IPO period, our general compensation arrangements were guided by the following principles and business objectives:

  •
  alignment between the interests of our named executive officers and our stockholders' interests by tying both annual and long-term incentive compensation to financial and operations performance and, ultimately, to the creation of enterprise value;

  •
  attracting and retaining high caliber executives and key personnel by offering total compensation that was competitive with that offered by similarly situated companies and rewarded personal performance; and

  •
  supporting business growth, financial results and the expansion of our portfolio of clubs.

        During the pre-IPO period, we were not required to use, and generally did not use, many of the compensation practices and policies employed by publicly traded companies subject to the executive compensation disclosure rules of the SEC and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Compensation Decision-Making

        For the 2013 NEO compensation program, consistent with the Company's practice during the pre-IPO period, the Board of Directors relied on its judgment in making compensation decisions after reviewing our performance, including our short- and long-term strategies and current economic and market conditions. In making these decisions, the Board of Directors carefully evaluated an executive's performance during the year against established goals, leadership qualities, operational performance, business responsibilities, the executive's career with us, current compensation arrangements and long-term potential to enhance enterprise value. During this period, our main objective in establishing compensation arrangements was to set criteria that were consistent with our business strategies. Generally, in evaluating performance for these purposes, the Board of Directors reviewed the following criteria:

  •
  our strategic goals and objectives;

  •
  individual management objectives that relate to our strategies;

  •
  achievement of specific operational goals of the executive officers, including the acquisition of strategic properties; and

  •
  our overall financial performance.

        During the pre-IPO period, our executive compensation programs and policies depended upon the position and responsibility of each NEO and were consistent with our objectives. However, our Board of Directors did not specifically weigh these goals and objectives in our assessment of executive compensation arrangements, and we did not rely on these goals exclusively in making compensation decisions.

        Under the 2013 NEO compensation program, our NEOs were eligible for a mix of guaranteed and performance-based compensation. Our Board of Directors attempted to achieve an appropriate mix between these two types of compensation, as well as an appropriate balance between cash and equity-based compensation. The 2013 NEO compensation program did not have formal policies relating to the allocation of total compensation among the various elements of compensation that we provide. The 2013 NEO compensation program was designed to be competitive with companies with whom we compete for executive talent and to be fair and equitable to us, our executives and our stockholders. We believe that the 2013 NEO compensation program provided appropriate compensation opportunities based on individual performance in the short-term as we prepared for our IPO and induced them to contribute to the creation of enterprise value over the long-term.

        The Compensation Committee of the Board of Directors was formed in August 2013, at which time the Board of Directors adopted the Compensation Committee charter. Beginning after our IPO, the Compensation Committee assumed responsibility for determining Mr. Affeldt's compensation and for approving, or reviewing and recommending to the Board of Directors, the compensation payable to our other executive officers. The Compensation Committee's responsibilities include the establishment of, or the review and recommendation to the Board of Directors for establishment of, new executive compensation programs. With regard to the 2013 NEO compensation program, the Compensation Committee determined only what bonus awards were to be paid to the NEOs as described in Annual Cash Bonuses; all other compensation payable to our executive officers under the 2013 NEO program was approved by the Board of Directors during the pre-IPO period.

Role of our Named Executive Officers in Compensation Decisions

        We completed our IPO on September 25, 2013, after our Board of Directors had established the 2013 NEO compensation program. All decisions regarding compensation received by our NEOs pursuant to the 2013 NEO compensation program were determined by our Board of Directors, except that decisions made regarding the amounts of annual bonuses paid to our NEOs in respect of fiscal year 2013 were made after our IPO as described in "Annual Cash Bonuses". Mr. Affeldt made recommendations to the Board of Directors regarding his own compensation pursuant to the 2013 NEO compensation program, including recommendations with respect to his salary and with respect to the discretionary bonuses paid to Messrs. Affeldt and McClellan and Ms. Keiser for their contributions to our IPO, as described in "Annual Cash Bonuses". Although he was present for discussion of his recommendations, Mr. Affeldt did not actively participate in these discussions or determine his own compensation, including his bonus related to our IPO.

        Mr. Affeldt, our President and Chief Executive Officer, does not actively participate in the Board of Directors discussions regarding his own compensation. Mr. Affeldt and Ms. Keiser were present for such discussions relating to the 2013 NEO compensation program (as defined below). They made compensation recommendations regarding officers and personnel, and Mr. Affeldt also made recommendations regarding his own compensation. While Mr. Affeldt and Ms. Keiser were each present for such discussions, neither of them determined their own compensation.

        We anticipate that all compensation decisions regarding the compensation program for our NEOs in fiscal years beginning with 2014 will be determined by the Compensation Committee. In this regard, we expect that the Compensation Committee will consult with senior executives in all areas of our organization, review the performance of our NEOs and establish, or recommend to the Board of

Directors, individual management objectives and compensation levels for our NEOs. We also anticipate that in future fiscal years, Mr. Affeldt and Ms. Keiser will continue to attend portions of Compensation Committee discussions about compensation for officers generally and that they will discuss and make recommendations regarding the compensation of individual executive officers other than themselves. However, we anticipate that neither Mr. Affeldt nor Ms. Keiser will make recommendations to the Compensation Committee regarding his or her own compensation and that neither will be present when his or her own compensation is determined.

Compensation Strategies and Use of Peer Groups

        Our Board of Directors did not historically use consultants or specific peer groups in developing the compensation packages for our NEOs. Instead, executive compensation was determined by our Board of Directors using its own judgment, following input from Mr. Affeldt and Ms. Keiser, as well as the experience of the Board of Directors' members with compensation structures and programs in other companies with which they have been associated or on whose boards of directors they have served.

        With respect to the compensation program for our NEOs in 2014, the Compensation Committee has utilized compensation consultants to provide benchmarking and peer group analyses in determining and developing the program. The Compensation Committee's charter provides the Compensation Committee with sole discretion to retain any compensation consultant, independent legal counsel or other adviser and requires us to provide the Compensation Committee with funding for these purposes. We retained Pearl Meyer & Partners ("Pearl Meyer") in May 2013 to provide a compensation study to the Board of Directors. In December 2013, the Compensation Committee retained Mercer (US) Inc. ("Mercer") to provide consulting in connection with the long-term incentive component of the compensation program for our executive officers for fiscal year 2014. Pearl Meyer had not provided any services to us prior to its engagement. Mercer had previously provided certain pension administration and consulting services related to an affiliate that we have since sold. The studies, analyses and consulting provided by Pearl Meyer and by Mercer were not used in decisions related to the 2013 NEO compensation program.

Elements of Our 2013 Executive Compensation Program

        The 2013 NEO compensation program established by our Board of Directors consisted of the following elements:

  •
  base salary;

  •
  annual discretionary and long-term cash bonuses;

  •
  equity-based awards, including change of control provisions;

  •
  severance payments; and

  •
  health and retirement benefits and perquisites, including relocation benefits and life insurance benefits.

        The 2013 NEO compensation program did not include formal policies relating to the allocation of total compensation among the various elements of compensation.

Base Salary

        Pursuant to the 2013 NEO compensation program, the annual base salaries of our NEOs were set with the objective of attracting and retaining highly-qualified individuals for the relevant positions and rewarding individual performance. When determining salary levels for individual executive officers, our Board of Directors considered salary ranges for comparable positions at companies in our industry, the executive's responsibilities, experience, potential, individual performance and contribution to our business; however, none of these factors had been subject to any specific performance targets, nor given a specific weighting in the compensation decision-making process. The Board of Directors also considered other factors such as the unique skills of our NEOs, demand in the labor market and succession planning.

        As of December 31, 2013, the annual base salaries payable to our NEOs were as follows:

Eric L. Affeldt	$500,000
Curtis D. McClellan	$320,000
Mark A. Burnett	$375,000
James K. Walters	$317,000
Ingrid J. Keiser	$275,000

        Based on a review of our NEOs' base salaries for fiscal year 2013, and based on its judgment regarding the responsibilities of our executive officers, our Board of Directors increased the annual base salaries for Mr. McClellan from $310,000 to $320,000 effective as of May 1, 2013, Mr. Burnett from $365,000 to $375,000 effective as of May 1, 2013, and Mr. Walters from $310,000 to $317,000 effective as of May 1, 2013. None of the other NEOs received a salary adjustment in fiscal year 2013.

Annual Cash Bonuses

        Under the 2013 NEO compensation program, each of our NEOs was eligible to earn an annual cash bonus up to an amount equal to a specified percentage of such NEO's base salary (see "—Executive Employment Agreements", below). Our overall financial performance generally determined what percentage, if any, of a NEO's annual target bonus was realized. However, the terms of the program required that a minimum Adjusted EBITDA threshold be attained before any bonuses were paid. The minimum pre-established Adjusted EBITDA threshold for fiscal year 2013 was attained, and a sub-committee of the Compensation Committee, consisting solely of non-employee directors, on behalf of the Board of Directors determined what bonus awards were to be paid to the NEOs. Specifically, given the attainment of the Adjusted EBITDA performance for fiscal year 2013, discretionary bonuses in respect of the fiscal year 2013 bonus program were paid as follows:

Eric L. Affeldt	$250,000
Curtis D. McClellan	$150,000
Mark A. Burnett	$190,000
James K. Walters	$125,000
Ingrid J. Keiser	$125,000

        Mr. Burnett's annual cash bonus included $15,000 for assisting us in providing certain consulting services in 2013 to an affiliate of KSL.

        In addition to the amounts shown in the table above, the Board of Directors granted each of Mr. Affeldt, Mr. McClellan, and Ms. Keiser a discretionary bonus of $100,000 for their roles in and contribution to the completion of our IPO.

Long-Term Incentive Plan

        In fiscal year 2011, we adopted a long-term cash incentive plan ("LTIP") pursuant to which participants, including our NEOs, were eligible to earn a cash award at the end of a three-year period, based on our achieving or exceeding a threshold Adjusted EBITDA performance goal for fiscal year 2013. The Adjusted EBITDA performance goal for fiscal year 2013 was defined in a substantially similar manner as for our fiscal year 2013 bonus program, as discussed above, and was attained, and the Board of Directors determined in its sole discretion what awards were to be paid under the program. Specifically, cash payments in the amounts set forth below were awarded in 2013 and paid subsequent to December 31, 2013.

Named Executive Officer	LTIP Awarded in 2013
Eric L. Affeldt	$700,000
Curtis D. McClellan	$310,000
Mark A. Burnett	$400,000
James K. Walters	$300,000
Ingrid J. Keiser	$290,000

Equity-Based Awards

        We believe that successful performance over the long term is aided by the use of equity-based awards which create an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business. Equity-based awards also allow for a portion of our executive compensation to be "at-risk" and directly tied to the performance of our business.

        Except for the awards of restricted stock issued upon surrender of Class C units of Fillmore (as described below), no equity-based awards were granted to our NEOs during fiscal year 2013.

Conversion of Fillmore Units

        In connection with the consummation of our IPO, each of our NEOs surrendered all of the Class A units and Class C units of Fillmore CCA Investment, LLC ("Fillmore") then held by them in exchange for shares of our common stock previously held by Fillmore. The number of shares of our common stock delivered to our NEOs was determined in a manner intended to equate the aggregate fair value of such shares at our IPO offering price to the aggregate fair value of the NEOs' Class A units and Class C units immediately prior to the conversion, based on the relative fair value priorities applicable to various classes of Fillmore's Class A units and Class C units.

        The Class A units held by our NEOs were fully vested at the time they were surrendered, with the exception of 20% of the Class A units held by Mr. McClellan that were converted from Class B units in connection with our formation and reorganization in November 2010, which units were originally scheduled to vest on November 17, 2013. The vesting of Mr. McClellan's units was fully accelerated by our Board of Directors immediately prior to the surrender of such units in recognition of Mr. McClellan's efforts to complete our IPO.

        Vested Class C units were exchanged for shares of our common stock and unvested Class C units were exchanged for unvested restricted shares of our common stock, which are subject to the time vesting requirements described below. The table below reflects the number of restricted shares of our common stock that were received by each NEO upon such exchange of Class C units.

Named Executive Officer	Number of Restricted Shares Received In Exchange For Class C Units
Eric L. Affeldt	66,061
Curtis D. McClellan	34,301
Mark A. Burnett	40,653
James K. Walters	34,301
Ingrid J. Keiser	34,301

        The restricted shares vest in two equal annual installments, with the first 50% having vested on December 31, 2013, and the remaining 50% vesting on December 31, 2014, subject to the continued employment of the respective NEO.

Restricted Stock Units Awarded under the Stock Plan

        On April 1, 2012, our Board of Directors granted awards of restricted stock units ("RSUs") to our NEOs under the terms of the ClubCorp Holdings, Inc. 2012 Stock Award Plan (the "Stock Plan"), as listed in the table below:

Named Executive Officer	Number of Restricted Stock Units
Eric L. Affeldt	283,241
Curtis D. McClellan	31,201
Mark A. Burnett	169,964
James K. Walters	31,201
Ingrid J. Keiser	31,201

        Our Board of Directors granted larger RSU awards to each of Messrs. Affeldt and Burnett in recognition of their level of responsibility for our entire business and in order to make a larger portion of their annual compensation both be "at-risk" and directly tied to the performance of our business.

        The numbers of RSUs listed above reflect two forward stock splits effected in 2013. See Notes 2 and 16 to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for a description of the stock splits and their effect on the RSUs listed above.

        The RSUs awarded to our NEOs vest based upon the satisfaction of both a time condition and a liquidity condition. The time condition is satisfied with respect to one-third of the RSUs on each of the first three anniversaries of the vesting commencement date as set forth in the applicable RSU agreement. The initial vesting event is a liquidity condition that is satisfied upon the first to occur of the following dates: (i) the date of a change in control (as defined in the Stock Plan), (ii) the date that is six months following September 25, 2013 (the effective date of our IPO) or (iii) March 15, 2014 . The number of RSUs that vest on such initial vesting event is determined by the product obtained by multiplying the total number of RSUs granted to such NEO by a fraction, the numerator of which is the number of anniversaries (up to a maximum of three) under the time condition that have elapsed from the vesting commencement date set forth in the RSU award agreement to the earlier of (a) the date of the initial vesting event and (b) the date the NEO ceases to be employed by us and the denominator of which is three. If the NEO is employed by us on the date of an initial vesting event, then with respect to the RSUs that have not satisfied the time condition as of such initial vesting date, such RSUs will continue to vest at the rate of one-third per year on each anniversary of the vesting commencement date.

        On March 15, 2014, the required time period following our IPO was satisfied and the liquidity vesting requirement was met. On that date, one third of the then outstanding RSUs were converted into shares of our common stock. The remaining RSUs will convert into shares of our common stock upon satisfaction of the remaining time vesting requirements. (See below under the headings, "Outstanding Equity Awards at December 31, 2013" and "Equity Awards Vested in Fiscal Year 2013".)

Severance and Change in Control Benefits

        We do not have a formal severance policy and, as a general matter, do not provide contractual severance protections to our NEOs. However, we have, from time to time, agreed to provide contractual severance protections pursuant to arm's-length negotiations of an executive officer's employment arrangement with us. In general, severance payments and benefits are intended to ease the consequences of an unexpected or involuntary termination of employment within the first two years of employment and to give an executive an opportunity to find new employment. Typically, the severance benefit ranges from six months to two years of base salary if the executive is terminated by us without cause within the first two years of employment. Rights to severance expire following two years of employment as we expect that the executive will have fully transitioned into his or her new role such that severance protection will no longer be appropriate after the expiration of the two-year severance protection period.

        In addition, we may also enter into severance agreements in connection with the termination of an executive. In the past, such agreements have provided for severance benefits consisting of a severance payment equivalent to the executive's base salary for a number of months and continued club membership privileges for a period of time following termination of the executive's employment.

        We do not generally provide change of control benefits to our executives and none of our NEOs currently have a contractual right to receive severance upon termination of employment for any reason.

Health Benefits

        We offer group health insurance coverage to all of our full-time employees. Because our employees, including our executive officers, are not eligible to participate in our group health plans for the first 90 days of their employment, we generally provide any executive who commences employment with us with a lump sum payment (plus a tax gross-up) equal to the difference between what the executive would have paid for health benefits under our plans and the executives' out-of-pocket costs for COBRA coverage under such executive's former employer's plan for a period of 90 days.

Retirement Benefits

        We maintain a defined contribution pension plan (the "401(k) Plan") for all full-time employees with at least six months of service, including our NEOs. The 401(k) Plan provides that each participant may make pre-tax and post-tax contributions pursuant to certain restrictions; however, we do not provide any type of discretionary contribution or matching contribution.

        We do not provide any non-qualified deferred compensation or defined benefit pension plans to any of our executive officers.

Perquisites

        We typically compensate our executive officers in cash and equity rather than with perquisites, and do not view perquisites as a significant element of our total compensation structure. However, pursuant to our executive relocation policy, we typically reimburse executive officers who are required to relocate in connection with the commencement of their employment with us. We also reimbursed expenses incurred by Mr. Walters for commuting in fiscal year 2013 from his primary residence in Wisconsin to our office in Dallas, Texas, including a tax gross-up on the amount of such expenses. In addition, we pay premiums pursuant to a life insurance policy on the life of Mr. Affeldt, which provides a death benefit to Mr. Affeldt's beneficiaries in the amount of $2 million.

        All of our employees, including our executive officers, are entitled to complimentary use of our club facilities and other company-owned properties, as well as discounts on various products and services sold or provided at our facilities. In addition, our executives may elect to activate a membership without payment of an initiation fee or monthly dues at a company-owned club of their choosing. Because we do not incur any additional expense in connection with the provision of membership privileges to our executives and because such membership privileges are not substantially different than the general use privileges extended to our employees, we do not consider either club membership or club use privileges to be a company-provided perquisite.

Tax Implications

        Section 162(m) of the Code (as interpreted by IRS Notice 2007-49) denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than the company's chief executive officer and chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. In addition, "grandfather" provisions may apply to certain compensation arrangements that were entered into by a corporation before it was publicly held. The Compensation Committee's policy is to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee will have the right to authorize compensation that would not otherwise be deductible under Section 162(m) or otherwise and to pay bonuses in any amount, including discretionary bonuses or bonuses with performance goals that are different from those under our annual bonus program.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with the Company's management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
Douglas H. Brooks, Chairman Janet E. Grove Martin J. Newburger William E. Sullivan Bryan J. Traficanti

 COMPENSATION OF EXECUTIVE OFFICERS

        The following tables, narrative and footnotes discuss the compensation for 2012 and 2013 of our named executive officers.

Summary Compensation Table

        The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our NEOs for services provided to us during fiscal years 2012 and 2013:

Name and Position	Year	Salary	Bonus		Stock Awards(2)		Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Eric L. Affeldt	2013	$500,000	$350,000	(1)	—		$700,000	$6,524	(4)	$1,556,524
Chief Executive Officer and President	2012	$500,000	$100,000		$2,500,269		—	$6,445		$3,106,714
Curtis D. McClellan	2013	$316,538	$250,000	(1)	$18,259	(3)	$310,000	—		$894,797
Chief Financial Officer and Treasurer	2012	$310,000	$90,000		$275,427		—	—		$675,427
Mark A. Burnett	2013	$371,539	$190,000	(1)	—		$400,000	—		$961,539
Executive Vice President, Operations Golf & Country Club	2012	$365,000	$135,000	(1)	$1,500,340		—	—		$2,000,340
James K. Walters	2013	$314,577	$125,000	(1)	—		$300,000	$10,000	(5)	$749,577
Executive Vice President, Sales & Revenue	2012	$310,000	$90,000		$275,427		—	$10,000		$685,427
Ingrid J. Keiser	2013	$275,000	$225,000		—		$290,000	—		$790,000
General Counsel, Secretary and Executive Vice President of People Strategy

(1)
Represents the discretionary bonuses paid to the NEOs in respect of fiscal year 2013, as well as discretionary bonuses of $100,000 paid to each of Mr. Affeldt, Mr. McClellan, and Ms. Keiser in respect of fiscal year 2013 for their roles in and contribution to the completion of our IPO. Mr. Burnett's annual cash bonus included $15,000 for assisting us in providing certain consulting services in 2013 to an affiliate of KSL. See "Corporate Governance Matters—Related Party Transactions" for a description of "Related Party Transactions".

(2)
Except for the awards of restricted stock issued upon surrender of Class C Units of Fillmore, no equity-based awards were granted to our NEOs during fiscal year 2013.

(3)
Represents the value associated with the acceleration of vesting of the certain Class A units which were previously converted from Class B units held by Mr. McClellan. The vesting of these unvested units was fully accelerated by our Board of Directors immediately prior to the surrender of such units in recognition of Mr. McClellan's efforts to complete our IPO. These units were originally scheduled to vest on November 17, 2013.

(4)
Represents a payment of (i) $4,740 as reimbursement for a premium paid by Mr. Affeldt pursuant to his life insurance policy and (ii) $1,784 as a tax gross-up on the amount of the premium.

(5)
Represents a payment of (i) $6,821 as reimbursement of Mr. Walters' expenses incurred in commuting from his primary residence in Wisconsin to our office in Dallas, Texas and (ii) $3,179 as a tax gross-up of the commuting expenses described in clause (i).

Grants of Plan-Based Awards in Fiscal Year 2013

        Except for the awards of restricted stock issued upon surrender of Class C Units of Fillmore, no equity-based awards were granted to our NEOs during fiscal year 2013.

Outstanding Equity Awards at December 31, 2013

        The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2013:

	Stock Awards
Name	Number of restricted shares and RSU that have not vested (#)		Fair value of restricted shares and RSU that have not vested ($)(2)
Eric L. Affeldt	33,030	(1)	$585,952
	283,241	(3)	$5,024,695
Curtis D. McClellan	17,150	(1)	$304,241
	31,201	(3)	$553,506
Mark A. Burnett	20,326	(1)	$360,583
	169,964	(3)	$3,015,161
James K. Walters	17,150	(1)	$304,241
	31,201	(3)	$553,506
Ingrid J. Keiser	17,150	(1)	$304,241
	31,201	(3)	$553,506

(1)
All of the shares that have not vested are scheduled to vest on December 31, 2014. These shares represent Class C units which were granted on April 11, 2011 and later exchanged for restricted shares of our common stock previously held by Fillmore in connection with the consummation of our IPO on September 25, 2013.

(2)
Reflects the fair market value of a share as of December 31, 2013, which was determined based on the last reported closing price of our common stock of $17.74 multiplied by the number of restricted shares of common stock, or RSUs, as applicable.

(3)
Represents RSUs granted under the 2012 Stock Plan on April 1, 2012. These RSUs vest based on satisfaction of both a time condition subject to the holders' continued employment and a liquidity condition. The time condition is satisfied with respect to the RSUs on each of the first three anniversaries of the grant date, subject to the holder remaining employed by us. The liquidity condition is satisfied upon the earlier of a change of control (as defined in the Stock Plan) or after a period of time following the effective date of an initial public offering by us. On March 15, 2014, the required time period following our IPO was satisfied and the liquidity vesting requirement was met. On that date, one third of the then outstanding RSUs were converted into shares of our common stock. The remaining RSUs will convert into shares of our common stock upon satisfaction of the remaining time vesting requirements.

 Equity Awards Vested in Fiscal Year 2013

        No RSUs vested in fiscal year 2013. The following table provides information regarding the vesting of shares received in exchange for Class C units during fiscal year 2013:

	Stock Awards
Name	Number of shares acquired on vesting (#)(1)	Value realized ($)(2)
Eric L. Affeldt	99,092	$1,510,815
Curtis D. McClellan	51,452	$784,464
Mark A. Burnett	60,980	$929,734
James K. Walters	51,452	$784,464
Ingrid J. Keiser	51,452	$784,464

(1)
These shares represent Class C units that were granted on April 11, 2011 and later exchanged for shares of our common stock previously held by Fillmore in connection with the consummation of our IPO on September 25, 2013. A portion vested on September 25, 2013 in connection with our IPO, while a portion vested on December 31, 2013 in accordance with the time vesting requirements.

(2)
Reflects the fair market value of a share as of the vesting dates of September 25, 2013 and December 31, 2013, which were determined based on the last reported closing price of our common stock at each vesting date multiplied by the number of shares vested.

Executive Offer Letters

Eric L. Affeldt

        We issued an employment offer letter to Mr. Affeldt, effective as of March 1, 2011, pursuant to which he continues to serve as our President and Chief Executive Officer, and as a member of our Board of Directors. In 2013, Mr. Affeldt's annual base salary was $500,000. Mr. Affeldt was eligible to earn a discretionary annual bonus of up to 100% of his base salary in 2013.

        Prior to joining us as President and Chief Executive Officer, Mr. Affeldt was a principal at KSL. Previously, Mr. Affeldt was compensated solely by a KSL affiliate, which compensation package included a pro-rata share in the carried interest payable to certain KSL affiliates on account of profits earned by KSL's affiliates' investments in us, among other companies. Mr. Affeldt retained a portion of such total carried interest from such KSL's affiliates' investment, which interest remains subject to the same terms and conditions as if Mr. Affeldt had remained a principal in KSL, except that continued vesting of the carried interest is subject to Mr. Affeldt's continued employment with us. As of December 31, 2013, 80% of that carried interest was vested.

Curtis D. McClellan

        We issued an employment offer letter to Mr. McClellan, effective as of November 24, 2008, pursuant to which he commenced serving as our Chief Financial Officer and Treasurer. Mr. McClellan's annual base salary increased from $310,000 to $320,000 effective as of May 1, 2013. Mr. McClellan was eligible to earn a discretionary annual bonus of up to 70% of his base salary in 2013.

Mark A. Burnett

        We issued an employment offer letter to Mr. Burnett, effective as of December 1, 2006, pursuant to which he commenced serving as our Executive Vice President of Golf and Country Club Operations. Mr. Burnett's annual base salary increased from $365,000 to $375,000 effective as of May 1, 2013. Mr. Burnett was eligible to earn a discretionary annual bonus of up to 100% of his base salary in 2013. In October 2013, Mr. Burnett was appointed as our Chief Operating Officer.

James K. Walters

        We issued an employment offer letter to Mr. Walters, effective as of May 6, 2008, pursuant to which he commenced serving as our Executive Vice President of Sales & Marketing. Since January 2010, Mr. Walters has served as our Executive Vice President of Sales & Revenue. Mr. Walters' annual base salary increased from $310,000 to $317,000 effective as of May 1, 2013. Mr. Walters was eligible to earn a discretionary annual bonus of up to 75% of his base salary in 2013.

Ingrid J. Keiser

        We issued an employment offer letter to Ms. Keiser, effective as of July 9, 2007, pursuant to which she commenced serving as our Chief Legal Officer. Ms. Keiser's base salary was set at $200,000 per year. In July 2008, Ms. Keiser was appointed as our General Counsel, Secretary and Executive Vice President of People Strategy, in connection with which her salary was increased to $250,000. In January 2011, Ms. Keiser's salary was increased to $275,000. Ms. Keiser was eligible to earn a discretionary annual bonus of up to 70% of her base salary in 2013.

        Each of our NEOs has executed our standard Confidentiality and Non-Solicitation Agreement, pursuant to which each NEO has agreed, among other things, to refrain, for a period of one year after termination of his or her employment, from recruiting or soliciting for hire any employee employed by us during the sixty-day period preceding his or her termination of employment.

ClubCorp Holdings, Inc. Stock Plan

        We adopted the Stock Plan on March 15, 2012 and amended and restated the Stock Plan on August 2, 2013 and August 14, 2013. The Stock Plan provides for an aggregate amount of no more than 4,000,000 shares of common stock to be available for awards. No more than 4,000,000 shares of common stock may be issued upon the exercise of incentive stock options. No single participant may be granted awards of options and stock appreciation rights with respect to more than 1,000,000 shares of common stock in any one year. No more than 1,000,000 shares of common stock may be granted under the Stock Plan to any participant during any single year with respect to performance compensation awards in any one performance period. The maximum amount payable pursuant to a cash bonus for an individual employee or officer under the Stock Plan for any single year during a performance period is $5.0 million. As of April 30, 2014, 190,786 shares of our common stock were subject to outstanding awards under the Stock Plan. If any award is forfeited or if any option terminates, expires or lapses without being exercised, the common stock subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy a participant's tax withholding obligation will not be available for re-grant under the Stock Plan. If there is any change in our corporate capitalization, the Compensation Committee will make or recommend to our Board of Directors for approval substitutions or adjustments to the number of shares reserved for issuance under the Stock Plan, the number of shares covered by awards then outstanding under the Stock Plan, the limitations on awards under the Stock Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate in its sole discretion.

        The Stock Plan provides for the grant of stock options, restricted stock awards, restricted stock units, performance-based awards and other equity-based incentive awards. To date, we have granted restricted stock awards and restricted stock units under the Stock Plan. The Compensation Committee administers the Stock Plan and selects eligible executives, directors, and employees of, and consultants to, us and our subsidiaries, to receive awards under the Stock Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Stock Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Stock

Plan, and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

        In the event of a change in control, the Compensation Committee may provide that all outstanding options and equity awards (other than performance compensation awards) issued under the Stock Plan will become fully vested and that performance compensation awards will vest, as determined by the Compensation Committee, based on the level of attainment of the specified performance goals. The Compensation Committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a change in control. The Compensation Committee can also provide otherwise in an award agreement under the Stock Plan. Under the Stock Plan, a change in control means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of our assets to any person or group other than to affiliates of KSL; (ii) any person or group, other than affiliates of KSL, is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of our outstanding voting stock; or (iii) the replacement of a majority of our Board of Directors.

Director Compensation

        During the fiscal year ended December 31, 2013, only our non-employee directors received compensation for their service as directors. Mr. Affeldt received no compensation for his service on our Board of Directors and only received compensation for his service as an employee, as shown in the Summary Compensation Table, as described above in "Executive Compensation—Summary Compensation Table". Messrs. Shannon, Resnick, Siegel, Newburger and Traficanti were all employees of KSL or a KSL affiliate, and we did not compensate any of these KSL-affiliated directors for their service on our Board of Directors. However, as employees of KSL or its affiliates, Messrs. Shannon, Resnick, Siegel, Newburger and Traficanti received management fees pursuant to the terms of the Management Agreement, which was terminated in connection with our IPO.

        Our non-employee director compensation program for our non-employee directors who are not affiliated with KSL consists of:

  •
  an annual retainer equal to $150,000, with an initial split of $80,000 in cash and $70,000 in restricted stock, with the cash portion to be paid quarterly in equal installments and the restricted stock to be granted annually with a one-year vesting provision. The number of shares of restricted stock to be granted will be determined by dividing $70,000 by the adjusted closing price of our common stock on the date of the grant.

  •
  an annual cash retainer of $40,000 for the Chairman of our Board of Directors, payable in quarterly installments;

  •
  an annual cash retainer of $20,000 for the Chair of the Audit Committee of our Board of Directors, payable in quarterly installments; and

  •
  reimbursement for all out-of-pocket expenses incurred in performance of their duties as directors.

The following table sets forth total compensation awarded to or earned by each of our non-employee directors who were not affiliated with KSL with respect to 2013:

Name	Fees Earned Or Paid In Cash	Stock Awards(1)	Total
John A. Beckert	$15,000	$70,000	$85,000
Douglas H. Brooks	$10,000	$70,000	$80,000
Janet E. Grove	$10,000	$70,000	$80,000
William E. Sullivan	$12,500	$70,000	$82,500

(1)
Represents the grant date fair value, determined by reference to our IPO offering price of $14.00 per share in accordance with GAAP, for shares of restricted stock granted to each of Messrs. Beckert, Brooks and Sullivan and Ms. Grove under the Stock Plan upon the completion of our IPO on September 25, 2013. As of December 31, 2013, each of these non-employee directors owned 5,000 shares of such restricted stock. See Note 2 to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for our accounting policy concerning equity-based awards.

        Additionally, in 2013 Mr. Beckert received cash payments totaling $31,250 and Ms. Grove received cash payments totaling $33,852, in their respective capacities as consultants to our Board of Directors prior to becoming members of our Board of Directors in August 2013.

 ITEM 2 ON THE PROXY CARD

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") requires that we provide our stockholders with an advisory vote on named executive officer compensation (a "say-on-pay" vote). The say-on-pay vote is an advisory (non-binding) vote on the 2013 compensation of our named executive officers as disclosed in this proxy statement in accordance with Securities Exchange Commission rules.

        As described in detail in the Compensation Discussion and Analysis section above, we believe our executive compensation program provides a competitive total compensation opportunity, provides for individual officer performance to be appropriately awarded and strongly aligns the interests of our named executive officers and stockholders.

        We seek your advisory vote on the compensation of our named executive officers as described above under "Compensation Discussion and Analysis" and under "Compensation of Executive Officers." The vote applies only with respect to our named executive officers, and not to our directors' compensation. This say-on-pay vote is not intended to address any specific element of compensation, but rather the compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. Nevertheless, our Compensation Committee and our Board of Directors value the input of our stockholders and will review the voting results and consider them when making decisions in the future regarding our executive compensation program.

        Accordingly, we invite you to vote on the following resolution at the 2014 Annual Meeting of Stockholders.

    RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion.

The Board of Directors recommends a vote FOR the advisory vote to approve named executive officer compensation.

 ITEM 3 ON THE PROXY CARD

ADVISORY VOTE ON FREQUENCY OF
ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Act also requires that we provide our stockholders with an advisory vote on the frequency with which the "say-on-pay" vote is held. (The say-on-pay vote is described under Item 2 above.)

        Our board of directors has determined that an advisory vote on named executive officer compensation that occurs once every year is the most appropriate alternative for the Company at this time. This vote on frequency is advisory, which means that the vote is not binding on the Company, our board of directors or the Compensation Committee. However, we will carefully consider our stockholders' vote on this matter.

        Accordingly, we invite you to vote on the following resolution at the 2014 Annual Meeting of Stockholders.

    RESOLVED, that the stockholders of ClubCorp Holdings, Inc. determine, on an advisory basis, that the frequency with which ClubCorp Holdings, Inc. shall have an advisory stockholder vote on the compensation of ClubCorp Holdings, Inc.'s named executive officers set forth in ClubCorp Holdings, Inc.'s proxy statement is:

      Choice 1—every one year;
      Choice 2—every two years;
      Choice 3—every three years; or
      Choice 4—abstain from voting.

The Board of Directors recommends that a vote for holding the advisory vote on named executive officer compensation EVERY YEAR (Choice 1).

 ITEM 4 ON THE PROXY CARD

RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

        Deloitte & Touche LLP has acted as our independent registered public accounting firm since 2004. In March 2014, the Audit Committee selected Deloitte & Touche LLP to act as our independent registered public accounting firm and to examine our consolidated financial statements for fiscal year 2014 and, if required, the effectiveness of our internal control over financial reporting as of December 30, 2014. You are being asked to ratify that selection at the annual meeting.

        Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the selection of Deloitte & Touche LLP is not ratified at the meeting, the Audit Committee will consider the selection of another accounting firm.

Independent Registered Public Accounting Firm's Fees

        The aggregate fees, including expenses, of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the fiscal years ended December 31, 2013 and December 25, 2012, are as follows:

	2013		2012
	(in thousands)
Audit Fees	$2,632		$1,490
Audit-Related Fees	$1,324	(1)	—
Tax Fees(2)	$773		$292

(1)
Audit-Related Fees in fiscal year 2012 consisted principally of fees related to our IPO, which was completed on September 25, 2013.

(2)
Tax Fees consisted principally of tax compliance and tax planning fees.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent registered public accounting firm before the firm is engaged to render these services. The Audit Committee may consult with management in making its decision, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the persons designated present the pre-approvals to the full committee at the next committee meeting. However, pre-approval is not required for non-audit services (other than prohibited non-audit services) if the aggregate amount of all such services constitutes no more than five percent of the total amount of fees paid by the Company to its independent registered public accounting firm during the year in which the services are provided, the services were not recognized by the Company to be non-audit services, and such services are promptly brought to the attention of the Committee and properly approved prior to the completion of the audit.

        In 2013, the Audit Committee adopted a Pre-Approval of Independent Auditor Services Policy (the "Pre-Approval Policy"). The Pre-Approval Policy authorizes the chairman of the Audit Committee to pre-approve the retention of the independent registered public accounting firm for audit-related and permitted non-audit services not contemplated by the engagement letter for the annual audit, provided that the chairman advises the Audit Committee of the pre-approval of the services at the next meeting of the Audit Committee following the approval.

        The Audit Committee will periodically assess the suitability of our independent registered public accounting firm, taking into account all relevant fees and circumstances, including the possible consideration of the qualifications of other accounting firms.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

 ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        The SEC's rules require our directors, executive officers and chief accounting officer and persons who beneficially own more than 10% of our common stock to file reports of their holdings and transactions in our common stock. Based solely on our review of the reports filed under Section 16(a) of the Exchange Act and written representations that no other reports were required, we believe that, during the fiscal year ended December 31, 2013, all required filings applicable to our executive officers, chief accounting officer, directors and owners of more than 10% of our common stock were made and that such persons were in compliance with the Exchange Act requirements.

Stockholder Proposals and Director Nominations and Recommendations

        Proposals for Inclusion in the Proxy Statement.    Stockholders may, pursuant to Rule 14a-8 under the Exchange Act, present proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of the stockholders. In order to be included in the proxy statement for the 2015 Annual Meeting of Stockholders, any such proposal must be delivered to our Secretary no later than January 16, 2015, and must otherwise comply with the requirements of Rule 14a-8.

        Proposals and Director Nominations not Included in the Proxy Statement.    Our bylaws establish an advance notice procedure with regard to stockholder proposals and director nominations made by stockholders. This procedure applies to proposals and nominations that are intended to be brought before an annual meeting of the stockholders but not intended to be included in our proxy statement. In general, notice of any such proposal or nomination must be delivered to our Secretary between February 25, 2015 and March 27, 2015, to be presented at the Company's 2015 Annual Meeting of Stockholders. The notice must contain specified information as set forth in our bylaws. In the case of director nominations by stockholders, the required information includes information about the nominee(s) that would have been required to be included in a proxy statement filed under SEC rules had such nominee been nominated by the Board of Directors.

        If a stockholder who has notified the Company of his, her or its intention to make a proposal or nomination at an annual meeting does not appear or send a qualified representative, the proposal or nomination will not be presented for a vote at the meeting.

        Director Recommendations.    If a stockholder wishes the Nominating and Corporate Governance Committee to consider an individual as a candidate for election to the Board of Directors, the stockholder must submit the recommendation to our Secretary for consideration by the Nominating and Corporate Governance Committee with respect to the 2015 Annual Meeting of Stockholders. Nominees who are recommended by stockholders in accordance with these procedures will be considered by the Nominating and Corporate Governance Committee on a substantially similar basis as other nominees considered by the Committee.

        Notices, proposals, and director nominations and recommendations should be mailed to:

    ClubCorp Holdings, Inc.
    3030 LBJ Freeway, Suite 600
    Dallas, Texas 75234
    Attention: Secretary

Annual Report to Stockholders

        Our Annual Report to Stockholders for the year ended December 31, 2013 will be mailed to stockholders who have elected to receive copies on or about May 16, 2014 and is also available for viewing on the SEC Filings page of the Investors section of our website at www.clubcorp.com. The Annual Report contains financial statements audited by Deloitte & Touche LLP, our independent registered public accounting firm. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Other Business

        We do not expect any business to come up for stockholder vote at the meeting other than the items identified in this notice and proxy statement. If, however, any other matters properly come before the meeting, your proxy card authorizes the persons named as proxies to vote in accordance with their judgment on such other matters.

No Incorporation by Reference

        Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this proxy statement under the captions "Audit Committee Report" and "Compensation Committee Report" shall not be incorporated by reference into any document filed with the SEC. The information contained on our website is not part of this document.

Questions

        If you have any questions or need more information about the annual meeting, write to:

    ClubCorp Holdings, Inc.
    3030 LBJ Freeway, Suite 600
    Dallas, TX 75234
    Attention: Secretary

or call our Investor Relations department at (972) 888-7495 or by email at ir@clubcorp.com

Additional Information About the Company

        We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.clubcorp.com) and click "SEC Filings" under the Investors tab. Copies of our annual report to stockholders for the year ended December 31, 2013, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to Investor Relations, ClubCorp Holdings, Inc. 3030 LBJ Freeway, Suite 600, Dallas, Texas 75234, (972) 888-7495.

Notices and Requests

        All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, and all requests and other notices that we have stated you should direct to our Secretary should be sent to:

    ClubCorp Holdings, Inc.
    3030 LBJ Freeway, Suite 600
    Dallas, TX 75234
    Attention: Secretary

By Order of the Board of Directors,

Ingrid J. Keiser General Counsel, Secretary and Executive Vice President of People Strategy

Dallas, Texas
May 16, 2014

CLUBCORP

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees

The Board of Directors recommends you vote 1 YEAR on the following proposal:

NOTE: In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s)thereof.

02 0000000000

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000214378_1 R1.0.0.51160

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 0 2 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Martin J. Newburger 02 Steven S. Siegel 03 Bryan J. Traficanti CLUBCORP HOLDINGS, INC. 3030 LBJ FREEWAY, SUITE 600 DALLAS, TX 75234

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

CLUBCORP HOLDINGS, INC.
Annual Meeting of Shareholders
June 25, 2014
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Eric L. Affeldt, Curtis D. McClellan and Ingrid J. Keiser, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CLUBCORP HOLDINGS, INC. that the undersigned is entitled to vote at the Annual Meeting of shareholders to be held at 9:00 AM, PDT on June 25, 2014, at the City Club Los Angeles, 555 South Flower Street, 51st floor, Los Angeles, CA 90071 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000214378_2 R1.0.0.51160

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